Exhibit 99.1

RELEASE: IMMEDIATE

GETTY REALTY CORP. ANNOUNCES RESULTS FOR THE THIRD

QUARTER 2014

JERICHO, NY, November 3, 2014 — Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended September 30, 2014.

Highlights For The Quarter Ended September 30, 2014:

•	Funds from operations (FFO) of $0.37 per share.

•	Adjusted funds from operations (AFFO) of $0.34 per share.

•	Net income of $0.30 per share.

•	Acquired two properties for $4.0 million in the aggregate.

•	Disposed of 22 properties for $11.8 million in the aggregate.

David B. Driscoll, Getty’s Chief Executive Officer commented, “Our quarterly results reflect solid performance highlighted by a significant sequential AFFO per share increase from the second quarter of 2014. This improvement resulted from a broad based reduction in operating costs, which is a recurring benefit of the repositioning program we have been executing over the last few years, as well as approximately three cents per share of non-recurring reversals of accruals related to environmental and other property related expenses. It bears reiterating that environmental remediation can be an uneven effort with complex accounting standards. Thus environmental efforts can produce quarter to quarter variability in our financial performance. Regardless of such quarterly fluctuation, we remain committed to building a portfolio to provide long term sustainable cash flows for the benefit of our shareholders.”

Net Earnings:

The Company reported net earnings for the quarter ended September 30, 2014 of $10.2 million, or $0.30 per share, as compared to net earnings of $41.9 million, or $1.25 per share, for the quarter ended September 30, 2013. The Company reported net earnings for the nine months ended September 30, 2014 of $26.5 million, or $0.79 per share, as compared to net earnings of $65.0 million, or $1.94 per share, for the nine months ended September 30, 2013. Results for both the quarter and nine months ended September 30, 2013 included a benefit from the settlement of a litigation brought by Getty Petroleum Marketing Inc. against Lukoil (the “Lukoil Settlement”) of approximately $17.1 million, or $0.51 per share, and $23.7 million, or $0.71 per share, respectively, as well as from gains on dispositions of real estate.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO):

FFO for the quarter ended September 30, 2014 was $12.4 million, or $0.37 per share, as compared to $20.6 million, or $0.62 per share, for the quarter ended September 30, 2013. For the quarter ended September 30, 2013, FFO per share included $0.51 per share related to the Lukoil Settlement.

FFO for the nine months ended September 30, 2014 was $32.6 million, or $0.97 per share, as compared to $40.6 million, or $1.21 per share, for the nine months ended September 30, 2013. For the nine months ended September 30, 2013, FFO per share included $0.71 per share related to the Lukoil Settlement.

AFFO for the quarter ended September 30, 2014 was $11.5 million, or $0.34 per share, as compared to $18.5 million, or $0.55 per share, for the quarter ended September 30, 2013. For the quarter ended September 30, 2013, AFFO per share included $0.51 per share related to the Lukoil Settlement.

AFFO for the nine months ended September 30, 2014 was $29.6 million, or $0.88 per share, as compared to $36.7 million, or $1.09 per share, for the nine months ended September 30, 2013. For the nine months ended September 30, 2013, AFFO per share included $0.71 per share related to the Lukoil Settlement.

All per share amounts in this press release are presented on a basic and diluted per common share basis, unless stated otherwise.

AFFO and FFO are supplemental non-GAAP measures of the performance of real estate investment trusts. The Company pays particular attention to AFFO, a supplemental non-GAAP measure helpful to investors in measuring the Company’s fundamental operating performance. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release.

Operating Income:

Total revenues included in continuing operations were $24.8 million for the quarter ended September 30, 2014, as compared to $28.5 million for the quarter ended September 30, 2013. Total revenues included in continuing operations were $74.2 million for the nine months ended September 30, 2014, as compared to $75.7 million for the nine months ended September 30, 2013.

Total revenues for the quarter and nine months ended September 30, 2013 included $3.1 million of other revenue recorded as a result of the Lukoil Settlement. Revenue for the quarter and nine months ended September 30, 2014 also declined due to decreases in revenue recognition adjustments. The declines for the quarter and nine months ended September 30, 2014 were offset by additional rental income derived from the Company’s acquisition and leasing activities.

Rental property expenses included in continuing operations were $5.7 million for the quarter ended September 30, 2014, as compared to $7.1 million for the quarter ended September 30, 2013. Rental property expenses included in continuing operations were $17.4 million for the nine months ended September 30, 2014, as compared to $21.5 million for the nine months ended September 30, 2013.

The reduction in rental property expenses for the quarter and nine months ended September 30, 2014 was due to declines in rent expense, real estate taxes and maintenance expenses paid by the Company. This is primarily related to the cumulative effect of the Company’s repositioning efforts including dispositions and leasing an increasing number of properties on a triple-net basis.

Environmental expenses included in continuing operations were $1.2 million for the quarter ended September 30, 2014, as compared to $6.1 million for the quarter ended September 30, 2013. Environmental expenses included in continuing operations were $3.8 million for the nine months ended September 30, 2014, as compared to $8.6 million for the nine months ended September 30, 2013. The decrease in environmental expenses for the quarter ended September 30, 2014 was principally due to a $4.9 million decrease in litigation losses and legal fees. The decrease in environmental expenses for the nine months ended September 30, 2014 was principally due to a $5.4 million decrease in litigation losses and legal fees partially offset by a $0.7 million increase in environmental remediation costs.

General and administrative expenses included in continuing operations were $3.9 million for the quarter ended September 30, 2014, as compared to $6.4 million for the quarter ended September 30, 2013. General and administrative expenses included in continuing operations were $12.0 million for the nine months ended September 30, 2014, as compared to $16.8 million for the nine months ended September 30, 2013. The decrease in general and administrative expenses for the quarter ended September 30, 2014 was principally due to a $1.3 million decline in legal and professional fees and a $1.2 million decline in employee related expenses. The decline in general and administrative expenses for the nine months ended September 30, 2014 was principally due to a $3.7 million reduction in legal and professional fees and a $1.2 million decrease in employee related expenses.

Allowance for uncollectible accounts / (recoveries) included in continuing operations were $38 thousand for the quarter ended September 30, 2014, as compared to a recovery of $10.5 million for the quarter ended September 30, 2013. Allowance for uncollectible accounts / (recoveries) included in continuing operations were $2.2 million for the nine months ended September 30, 2014, as compared to a recovery of $14.5 million for the nine months ended September 30, 2013. The recoveries for the prior year periods were primarily related to reversals of bad debt reserves due to receiving funds from the bankruptcy estate of Getty Petroleum Marketing Inc. and the Lukoil Settlement.

Earnings from discontinued operations were $1.4 million for the quarter ended September 30, 2014, as compared to $28.2 million for the quarter ended September 30, 2013. Earnings from discontinued operations were $3.0 million for the nine months ended September 30, 2014, as compared to $38.6 million for the nine months ended September 30, 2013.

Capital Allocation:

During the quarter ended September 30, 2014, the Company purchased two properties for $4.0 million in the aggregate.

During the quarter ended September 30, 2014, the Company sold 22 properties for $11.8 million in the aggregate. As of September 30, 2014, the Company had 46 properties classified as held for sale. Subsequent to September 30, 2014, the Company has sold 12 additional properties for $3.6 million in the aggregate. The Company is continuing a process of disposing of assets that do not meet the long-term growth criteria of its core portfolio.

Conference Call Information:

Getty Realty Corp.’s Third Quarter Earnings Conference Call is scheduled for tomorrow, Tuesday, November 4, 2014 at 9:00 a.m. Eastern Time. To participate in the call, please dial 1-888-737-3662 or 1-913-312-1469, for international participants, ten minutes before the scheduled start time and reference pass code 1838708.

A replay will be available on November 4, 2014 beginning at 12:00 Noon Eastern Time through 12:00 Midnight Eastern Time, November 11, 2014. To access the replay, please dial 1-877-870-5176 or 1-858-384-5517, for international participants, and reference pass code 1838708.

About Getty Realty Corp.:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store/gas station properties. The Company currently owns and leases approximately 875 properties nationwide.

Forward-Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES”, “MAY” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE BUT ARE NOT LIMITED TO THOSE MADE BY MR. DRISCOLL REGARDING THE COMPANY’S OPERATING RESULTS, OPERATING COSTS, REPOSITIONING PROGRAM, REVERSAL OF ACCRUALS, ENVIRONMENTAL REMEDIATION EFFORTS AND PLANS TO BUILD A PORTFOLIO TO PROVIDE LONG-TERM SUSTAINABLE CASH FLOWS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2014	2013
Assets:
Real Estate:
Land	$344,537	$342,944
Buildings and improvements	196,775	196,607

	541,312	539,551
Less – accumulated depreciation and amortization	(99,547)	(95,712)

Real estate held for use, net	441,765	443,839
Real estate held for sale, net	9,672	22,984

Real estate, net	451,437	466,823
Net investment in direct financing leases	96,143	97,147
Deferred rent receivable (net of allowance of $6,343 at September 30, 2014 and $4,775 at December 31, 2013)	20,605	16,893
Cash and cash equivalents	8,396	12,035
Restricted cash	463	1,000
Notes and mortgages receivable	32,901	28,793
Accounts receivable (net of allowance of $3,982 at September 30, 2014 and $3,248 at December 31, 2013)	4,446	5,106
Prepaid expenses and other assets	36,776	54,605

Total assets	$651,167	$682,402

Liabilities and Shareholders’ Equity:
Borrowings under credit lines	$27,000	$58,000
Term loan	100,000	100,000
Mortgage payable, net	341	—
Environmental remediation obligations	42,320	43,472
Dividends payable	6,750	8,423
Accounts payable and accrued expenses	52,746	57,416

Total liabilities	229,157	267,311
Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 33,416,873 at September 30, 2014 and 33,397,260 at December 31, 2013	334	334
Paid-in capital	463,058	462,397
Dividends paid in excess of earnings	(41,382)	(47,640)

Total shareholders’ equity	422,010	415,091

Total liabilities and shareholders’ equity	$651,167	$682,402

GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues:
Revenues from rental properties	$24,014	$24,692	$71,911	$70,136
Interest on notes and mortgages receivable	817	707	2,287	2,467
Other revenue	—	3,126	—	3,126

Total revenues	24,831	28,525	74,198	75,729

Operating expenses:
Rental property expenses	5,666	7,085	17,420	21,525
Impairment charges	872	336	1,462	1,162
Environmental expenses	1,171	6,133	3,752	8,584
General and administrative expenses	3,865	6,361	11,984	16,750
Allowance for uncollectible accounts / (recoveries)	38	(10,478)	2,246	(14,460)
Depreciation and amortization expense	3,372	2,377	8,034	6,921

Total operating expenses	14,984	11,814	44,898	40,482

Operating income	9,847	16,711	29,300	35,247
Gains on dispositions of real estate	1,389	—	1,389	—
Other income	48	45	216	79
Interest expense	(2,416)	(3,074)	(7,430)	(8,966)

Earnings from continuing operations	8,868	13,682	23,475	26,360
Discontinued operations:
Earnings (loss) from operating activities	(1,390)	1,220	(4,092)	(975)
Gains from dispositions of real estate	2,757	26,975	7,127	39,581

Earnings from discontinued operations	1,367	28,195	3,035	38,606

Net earnings	$10,235	$41,877	$26,510	$64,966

Basic and diluted earnings per common share:
Earnings from continuing operations	$0.26	$0.41	$0.70	$0.79
Earnings from discontinued operations	$0.04	$0.84	$0.09	$1.15
Net earnings	$0.30	$1.25	$0.79	$1.94
Basic and diluted weighted-average shares outstanding	33,417	33,397	33,406	33,397

GETTY REALTY CORP. AND SUBSIDIARIES

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net earnings	$10,235	$41,877	$26,510	$64,966
Depreciation and amortization of real estate assets	3,372	2,446	8,034	7,498
Gains from dispositions of real estate	(4,146)	(26,975)	(8,516)	(39,581)
Impairment charges	2,906	3,265	6,583	7,717

Funds from operations	12,367	20,613	32,611	40,600
Revenue recognition adjustments	(820)	(2,203)	(4,644)	(5,947)
Allowance for deferred rental revenue	(16)	—	1,568	1,531
Allowance for mortgage receivable	(98)	—	35	—
Acquisition costs	27	66	53	476

Adjusted funds from operations	$11,460	$18,476	$29,623	$36,660

Basic and diluted per share amounts:
Earnings per share	$0.30	$1.25	$0.79	$1.94
Funds from operations per share	$0.37	$0.62	$0.97	$1.21
Adjusted funds from operations per share	$0.34	$0.55	$0.88	$1.09
Basic and diluted weighted average shares outstanding	33,417	33,397	33,406	33,397

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate (including such non-FFO items reported in discontinued operations), non-cash impairment charges, extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and, accordingly, may not be comparable.

FFO excludes various items such as gains or losses from property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of the “Revenue Recognition Adjustments” comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with Getty’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents Getty’s co-investment commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of normal operations. Other unusual items are not reflective of normal operations.

Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less Revenue Recognition Adjustments, as offset by the impact of related collection reserves, property acquisition costs and other unusual items. In Getty’s view, AFFO provides a more accurate depiction than FFO of Getty’s fundamental operating performance related to: (i) the impact of scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) the impact of rent due from direct financing leases; (iv) the amortization of deferred lease incentives; (v) Getty’s operating expenses (exclusive of costs expensed related to property acquisitions); and (vi) other unusual items. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

Contact	Christopher J. Constant

(516) 478-5460